EXHIBIT 23.01

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Delta and Pine Land Company:

We consent to the  incorporation  by  reference in the  registration  statements
(Nos.  333-21049,  333-74168 and  333-123621) on Form S-8 of Delta and Pine Land
Company of our reports dated November 14, 2005, with respect to the consolidated balance sheets of Delta and Pine Land Company and subsidiaries' as of August 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2005, and the related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2005 and the effectiveness of internal control over financial reporting as of August 31, 2005, which reports appear in the August 31, 2005 Annual Report on Form 10-K of Delta and Pine Land Company.

KPMG LLP


Jackson, Mississippi
November 14, 2005